Exhibit 6.10

AMENDMENT TO COMMERCIAL BUSINESS LOAN AGREEMENT

FOR LINES OF CREDIT

THIS AMENDMENT TO COMMERCIAL BUSINESS LOAN AGREEMENT FOR LINES OF CREDIT (“Amendment”) is made as of this 20th day of February, 2015, between: WHITNEY BANK, a Mississippi state chartered bank (“Lender”), doing business as Hancock Bank, formerly known as Hancock Bank, a Mississippi state chartered bank, successor in interest to Whitney Bank, a Louisiana state chartered bank, formerly known as Hancock Bank of Louisiana, successor by merger to Whitney National Bank, a national banking association; SUN DENTAL LABORATORIES, LLC, a Florida limited liability company (“Borrower”); and SUN DENTAL HOLDINGS, LLC, a Florida limited liability company, SUN DENTAL LABORATORIES, INC., a Florida corporation and DEREK T. DIASTI (hereinafter referred to as “Guarantor”, which term means individually, collectively and interchangeably any, each and/or all of them) (hereinafter Borrower and Guarantor and any other person who may be liable now or in the future for any portion of the Loan (as defined herein) are sometimes referred to as “Obligor”, which term means individually, collectively and interchangeably any, each and/or all of them).

RECITALS

WHEREAS, Obligor and Lender entered into that certain Commercial Business Loan Agreement for Lines of Credit, dated September 7, 2012 (the “Loan Agreement”);

WHEREAS, the Loan Agreement provides the terms and conditions for a loan in the original principal amount of up to $2,000,000.00 from Lender to Borrower (the “RLOC Loan”). The RLOC Loan is evidenced by that certain Commercial Note, dated September 7, 2012, from Borrower to Lender (the “Note”). The Note is secured by that certain Security Agreement, dated September 7, 2012 (the “Security Agreement”), and by that certain Continuing Guaranty, dated September 7, 2012 (the “Guaranty”). The Loan Agreement, Note, Security Agreement, Guaranty, this Amendment, all documents securing or evidencing the RLOC Loan and executed prior to this Amendment and all documents executed in connection with this Amendment are referred to in this Amendment as the “Loan Documents”;

WHEREAS, Lender has made, or will make, a loan to Borrower, in the original principal amount of up to $1,000,000.00 (the “Current Loan”). The terms and conditions of the Current Loan are pursuant to a Commercial Business Loan Agreement for Lines of Credit, dated contemporaneously herewith, between Lender, Borrower and the guarantors of the Current Loan. The Current Loan is evidenced by a Commercial Note, dated contemporaneously herewith, from Borrower to Lender. As a condition of the Current Loan, Lender, among other things as provided by this Amendment, requires Borrower to agree that any default under any of the loan documents executed in connection with the Current Loan or any loan hereinafter in existence in which Borrower is liable to Lender is a default under the Loan Documents; and

WHEREAS, Lender also made a loan to Borrower in the original principal amount of $325,000.00 (the “Tenn Loan”). The terms and conditions of the Term Loan are pursuant to a Commercial Business Loan Agreement for Term Loans, dated October 26, 2012, between Lender, Borrower and the guarantors of the Tenn Loan. The Term Loan is evidenced by a Commercial Note, dated October 26, 2012, from Borrower to Lender. As a further condition of the Current Loan, Lender requires Borrower to agree that any default under any of the loan documents executed in connection with the Term Loan or any loan hereinafter in existence in which Borrower is liable to Lender is a default under the Loan Documents; and

WHEREAS, Lender and Obligor desire to modify and amend certain terms of the Loan Agreement and the Loan as provided in this Amendment and as provided in modifications and amendments of the Loan Documents executed in connection with this Amendment.

NOW, THEREFORE, in consideration of the premises, and for other valuable consideration, the receipt and sufficiency of which is acknowledged, Lender and Obligor agree as follows:

AGREEMENT

1. Recitals. The above recitals are true and correct and by this reference are made part of this Amendment.

2. Cross-Default. Borrower agrees that any default under any loan document executed in connection with the Current Loan, the Term Loan, or any loan hereinafter in existence, in which Borrower is liable to Lender, shall constitute a default under the Loan Documents.

3. Guaranty. Guarantor acknowledges and agrees that the Guaranty guarantees all obligations of Borrower to Lender, including Borrower’s obligations to Lender under the Current Loan and the Term Loan.

4. Representations, Warranties and Agreements. Obligor affirms, warrants and represents that: all the warranties and representations made by Obligor in the Loan Documents are true and correct, including being true and correct as though made as of the date of this Amendment as to warranties and representations made in Loan Documents dated prior to this Amendment; and that Obligor is not in default of any of the warranties, representations, covenants and agreements made in the Loan Documents. Obligor further warrants, represents and agrees that: the Loan Documents are in full force and effect and, as amended by this Agreement and the Loan Documents executed in connection with this Agreement, are ratified and affirmed as binding upon Obligor; and the payment of the indebtedness evidenced by the Note is secured by those Loan Documents constituting security instruments.

5. No Impairment of Lien. Nothing set forth in this Amendment or in the Loan Documents executed in connection with this Amendment shall affect the priority, validity, effect or extent of the lien of the Loan Documents as originally granted by Obligor, nor release or change the liability of any party who may now be or after the date of this Amendment may become liable, primarily or secondarily, under the Loan Documents. In addition, nothing in this Amendment shall be construed to constitute a novation of the Loan or any of the Loan Documents.

6. Release. Obligor hereby each unconditionally and irrevocably releases and forever discharges Lender, its successors and assigns, from all claims. As used in this Section 6, the term “claims” means any and all possible claims, demands, actions, fees, costs, expenses and liabilities whatsoever, known or unknown, at law or in equity, originating in whole or in part, on or before the date of this Amendment, that Obligor or any of Obligor’s respective directors, officers, shareholders, managers, members, agents or employees, have or may have against Lender, its successors and assigns, as of the date of this Amendment and irrespective of whether any such claims arise out of contract, tort, violation of any laws or regulations, or otherwise arising out of, or in any way relating to, the Loan or any of the Loan Documents.

7. Costs. Obligor shall pay the full amount of all taxes, filing fees and other fees and costs in connection with the amendments to the Loan described in this Amendment. If Obligor fails to pay the costs required by this Section 7, Lender may pay such costs. Any amounts so paid by Lender shall bear interest at the default rate provided in the Note and shall be secured by those Loan Documents constituting security instruments.

8. Waiver of Defenses. Obligor each hereby waive in favor of Lender, its successors and assigns, any and all defenses that Obligor, or any of Obligor’s respective directors, officers, shareholders, agents or employees, have or may have arising out of, or in any way relating to, the Loan or any of the Loan Documents as of the date of this Amendment, and Borrower and Guarantor further agree not to raise any such defenses in any legal proceedings.

9. Governing Law. This Amendment is made by Obligor and accepted by Lender in the State of Florida, under the laws of such State and shall be construed, interpreted, enforced and governed by and in accordance with the laws of such state, without regard to principles of conflicts of law.

10. Effect. The provisions of this Amendment shall govern over any contrary provisions in the Loan Documents executed prior to this Amendment. This Amendment shall inure to the benefit of and be binding upon Obligor and Lender, and their respective successors and assigns.

11. Counterparts. This Amendment may be executed in one or more counterparts, each of which shall be deemed an original, but all of which taken together shall constitute one and the same instrument.

[SIGNATURES APPEAR ON FOLLOWING PAGE]

IN WITNESS WHEREOF, Obligor and Lender have executed this Amendment as of the date first set forth above.

OBLIGOR:

BORROWER:

SUN DENTAL LABORATORIES, LLC, a Florida Limited Liability Company

By:	/s/ Derek T. Diasti
Derek T. Diasti
As Its Manager

GUARANTOR:

SUN DENTAL HOLDINGS, LLC, a Florida Limited Liability Company

By:	/s/ Derek T. Diasti
Derek T. Diasti
As Its Manager

SUN DENTAL LABORATORIES, INC., a Florida corporation

By:	/s/ Derek T. Diasti
Derek T. Diasti
As Its President

[Corporate Seal]

/s/ Derek T. Diasti
Derek T. Diasti

LENDER:

HANCOCK BANK, a Mississippi state chartered bank

By:	/s/ Robert Weskema
Robert Weskema
As Its Senior Vice President

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